Exhibit 6.4.1

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (the “First Amendment”), dated this 14th day of November, 2018 (for reference purposes only), is entered into by and between POLLOCK GATEWAY II LLC, a Delaware limited liability company (“Landlord”) and CALIBERCOS INC., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Office Lease Agreement dated July 13, 2018 (the “Lease”), whereby Tenant leases from Landlord 18,316 rentable square feet of space located on the first floor of the building commonly known as Suite 150, 8901 East Mountain View Road, Scottsdale, Arizona 85258 (the “Premises”); and

WHEREAS, Landlord and Tenant wish to modify the Lease in accordance with the terms and conditions set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, Landlord and Tenant agree as follows:

1.          Incorporation of Recitals; Capitalized Terms; Effective Date. The Recitals set forth above are deemed to be true and accurate in all respects and are hereby incorporated into this First Amendment by this reference. Capitalized terms used in this First Amendment shall have the same meanings as ascribed to them as in the Lease unless otherwise expressly defined in this First Amendment. In the event of any conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall govern and control. This First Amendment is binding on the parties as of the date a fully executed copy hereof is delivered by Landlord to Tenant.

2.          Reserved Parking Spaces. Exhibit “H” to the Lease is hereby deleted in its entirety and the form of Exhibit “H” attached to this First Amendment as Exhibit “A” shall be substituted in lieu thereof. The location of the covered, reserved parking spaces and the uncovered, reserved parking spaces are identified as parking spaces 80 - 83, 105 - 108, 139-145, 154 -157 and are shown on Exhibit “H” (as amended).

3.          Non-Standard Equipment. The Lease is hereby amended to add the following new paragraph under Section 7,2 of the Lease:

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Non-Standard Equipment. Notwithstanding anything to the contrary contained in this Lease, Tenant shall be solely responsible for the maintenance, repair and replacement of any non-standard equipment and systems used at the Premises (“Non-Standard Equipment”), including, without limitation, separate dedicated air conditioning units and equipment serving computer, telecommunication and other intellectual or information technology items. In no event shall Landlord or its property management company be responsible for the maintenance, repair or replacement of any Non-Standard Equipment or for any damages arising out of the malfunction, failure or break down thereof for any reason whatsoever. In addition, Tenant shall pay, on a monthly basis, any electrical costs attributable to above standard or after-hours usage of its Non-Standard Equipment. As of the Commencement Date, the Non-Standard Equipment servicing Tenant’s IT room is a 1.5 ton mini-split that is being utilized by Tenant 24 hours a day/7 days a week. Tenant agrees to pay for the above-standard or after-hours usage of such Non-Standard Equipment as reasonably estimated by Landlord which, as of the Commencement Date, is $50.00 per month/per ton or a total of $75.00 per month (plus any related sales tax thereon).

4.          Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this First Amendment. Each party agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any person or entity who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this First Amendment.

5.          Existing Claims. Tenant acknowledges that there are no existing claims or causes of action against Landlord arising out of the Lease, either currently or which would exist with the giving of notice or with the passage of time, nor are there any existing defenses which Tenant has against the enforcement of the Lease by Landlord.

6.          Incorporation of Prior Agreements. This First Amendment contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or other written or oral agreement or undertaking pertaining to any such matter shall be effective for any purpose.

7.          Modification of Amendment. This First Amendment may not be amended or modified, nor may any right or obligation hereunder be waived orally, and no such amendment or modification shall be effective for any purpose unless it is in writing and signed by the party against whom enforcement thereof is sought.

8.          Interpretation. This First Amendment shall be construed reasonably to carry out its intent without presumption against or in favor of either party. The parties acknowledge that both parties have caused this First Amendment to be reviewed by legal counsel of their choice. No negotiations concerning or modifications made to prior drafts of this First Amendment shall be construed in any manner to limit, reduce or impair the rights, remedies or obligations of the parties under this First Amendment or to restrict or expand the meaning of any provisions of this First Amendment. If any provision hereof shall be declared invalid by any court or in any administrative proceedings, then the provisions of this First Amendment shall be construed in such manner so as to preserve the validity hereof and the substance of the transactions herein contemplated to the extent possible. The Section headings are provided for purposes of convenience of reference only and are not intended to limit, define the scope of or aid in interpretation of any of the provisions hereof.

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9.          Full Force and Effect; Counterparts. The Lease shall remain in full force and effect in accordance with its original terms and provisions, except as expressly modified by the terms of this First Amendment. This First Amendment shall be governed by Arizona law and shall be binding on the parties hereto and their respective successors and assigns. This First Amendment may be executed by the parties hereto in one or more counterparts. All counterparts shall be valid and binding on the party or parties executing them and all counterparts shall constitute one and the same document for all purposes. If this First Amendment is executed by Landlord or Tenant and delivered to the other party in pdf, facsimile or similar electronic format, the same shall be binding on the party delivering the executed First Amendment with the same force and effect as the delivery of a printed copy of this First Amendment with an original ink signature. At any time upon Landlord’s written request, Tenant shall provide Landlord with a printed copy of this First Amendment with an original ink signature. Each party hereto represents and warrants to the other that this First Amendment has been duly authorized, executed and delivered by or on behalf of such party.

10.         Tenant’s Authority. If Tenant signs as a limited liability company, corporation, partnership, trust or other legal entity, each of the persons executing this First Amendment on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this First Amendment, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Office Lease Agreement to be effective as of the date set forth above.

“LANDLORD”		“TENANT”

POLLOCK GATEWAY II LLC, a California limited liability company		CALIBERCOS INC., a Delaware corporation

By:	/s/ James M. Pollock	By:	/s/ Roy Bade
	James M. Pollock	Name:	Roy Bade
Title:	Manager	Title:	Exec. V.P.
Date:	11/16/2018	Date:	11/15/2018

By:	/s/ Jeffrey O. Pollock
Jeffrey O. Pollock
Title:	Manager
Date:	11/16/2018

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Exhibit “A”

NEW FORM OF EXHIBIT “H”

[See Attached]

EXHIBIT “H”

PARKING MAP